                                                                    EXHIBIT 10.6
                                                                    ------------

[Note: This agreement has been assigned by Boardrush LLC to Boardrush Media LLC.]

                           JFAX COMMUNICATIONS, INC.


March 17, 1997

Mr. Jaye Muller
Boardrush LLC
244 Madison Avenue
Suite 191
New York, New York  10016

Dear Jaye:

     I am pleased to confirm the participation of the Boardrush LLC (the "LLC") as a consultant, providing the consulting services, as described below, of Jaye Muller and Jack Rieley (the "Consultants") to JFAX Communications, Inc. (the "Company") commencing of the date hereof.

     1.   Engagement.  The LLC will provide the services of the Consultants,
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each of whom shall serve as a consultant to the Company, on a non-exclusive basis (subject, however, to the non-competition provisions set forth herein), to provide support in connection with the strategic planning of the business of the Company.

     2.   Term.  The term of the LLC's consultancy shall, unless otherwise
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terminated pursuant to this Agreement, be for a period commencing with the date hereof and ending on March 17, 1999 ("Initial Term"). If during the period of 15 to 30 days prior to termination of the Initial Term, that certain Note issued by the LLC in favor of the Company, dated even date hereof (the "Note", provided that such term also includes any Note or Notes issued upon transfer of exchange thereof), issued pursuant to the Note Agreement dated even date hereof between LLC and the Company (the "Note Agreement"), has not been paid in full by the LLC, the LLC shall have the right, provided that the other requirements of
Section 5.3 of the Note Agreement are complied with, to send a notice to the Company requesting an extension of the term of this Agreement for an additional period of five (5) years and ending on March 17, 2004, and this Agreement shall be deemed to have been extended for an additional five (5) year term (the "Extended Term").

     In the performance of the foregoing services, the LLC agrees to make the Consultants available at the reasonable convenience of each Consultant for consultations with the Company estimated to average three (3) to four (4) days each per week during the initial period of three (3) months, commencing on the date hereof, and two (2) to three (3) days each per month during the remaining months of the Initial Term and no more than two (2) days each per month during any

                                                                 Mr. Jens Muller
                                                                   Boardrush LLC
                                                                  March 17, 1997
                                                                          Page 2

month of the Extended Term. In no event shall either of the Consultants be obligated to be available for more than four (4) days per week during the first three (3) months of the Initial Term of this Agreement, no more than three (3) days per month thereafter until the expiration of the Initial Term, and no more than two (2) days per month during the Extended Term. For purposes of this
Article 2, a "day" shall be defined as a workday of no more than eight (8) hours.

     3.   Compensation.  In consideration of the services provided by the LLC
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hereunder during the Initial Term, the Company shall pay the LLC an annual consulting fee of U.S. $400,000 plus $142,200, payable in twelve equal monthly payments as of the last business day of each month; provided, however, that if Richard Ressler ("Ressler"), Chief Executive Officer of the Company, receives from the Company total annual compensation for any calendar year in excess of U.S. $200,000, then the LLC shall have the right to an increase in its annual consulting fee under this Agreement for such calendar year equal to twice the difference between Ressler's total annual compensation and U.S. $200,000 ("Additional Compensation"). All payments made by the Company shall be paid in full by wire transfer of immediately available funds to a bank account designated by the LLC, or as otherwise mutually agreed by the parties. In consideration of the services provided by the LLC hereunder during the Extended Term, the Company shall provide the LLC with compensation by means of the deemed payment of interest and reductions in principal of the Note in accordance with
Section 5.3 of the Note Agreement, and the Company shall not otherwise be liable to pay the LLC any further compensation with respect to the Extended Term.

     4.   Termination.  The Company shall only be entitled to terminate this
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Agreement for Cause (as defined below).  Following any such permitted termination by the Company it shall have no further liabilities under this Agreement. Any other purported termination by the Company shall be void and the Company shall remain liable for the compensation in the amounts, and at the times, otherwise due hereunder, whether during the Initial Term or, if extended, the Extended Term. The LLC shall only be entitled to terminate this Agreement if the Company materially breaches this Agreement and such breach continues for a period of 30 days after notice by the LLC to the Company. Following any such termination by the LLC, the Company shall remain liable for the compensation in the amounts, and at the times, otherwise due hereunder, whether during the Initial Term or, if extended, the Extended Term. Otherwise, if the LLC is unable to provide the services of either Jaye Muller or Jack Rieley (but not both) to the Company, whether as a result of death, disability or other non-fault reason, then the annual compensation to be provided by the Company during the Initial Term shall be reduced (commencing three (3) months after the commencement of such unavailability) by the sum of U.S. $200,000 and the compensation to be provided by the Company during the Extended Term, if any, shall not be reduced. If, following applicability of the preceding sentence, the services of the remaining Consultant shall become unavailable for any such reason then the annual compensation to be provided by the Company during the Initial Term shall

                                                                 Mr. Jens Muller
                                                                   Boardrush LLC
                                                                  March 17, 1997
                                                                          Page 3

further be reduced (commencing three (3) months after the commencement of such unavailability) by the sum of U.S. $200,000 and the compensation to be provided by the Company during the Extended Term, if any, shall not be reduced. Prior to the end of the Initial Term, the events described in the two immediately preceding sentences shall not effect any termination of this Agreement. During the Extended Term such unavailability of either Muller or Rieley (but not both) shall not effect any termination of this Agreement. However, during the Extended Term, such availability of both Muller and Rieley shall effect a termination of this Agreement and the compensation to be made by the Company hereunder during such Extended Term shall be accelerated as provided in Section 5.3 of the Note Agreement. The Company shall have the right to set off the amount owed to the LLC under this Article 4 by any amount owed by the LLC to the Company under the Note. For the purposes of this Article 4, "Cause" shall mean termination by the Company of one or both of the Consultants or the LLC due to (i) willful misconduct on the part of such Consultant or the LLC, which in either case is materially injurious to the Company or (ii) a violation of Articles 5 or 7 of this Agreement by either Consultant or the LLC, as determined for both (i) and
(ii) by a court of competent jurisdiction.

     5.   Confidentiality.  As each Consultant is aware, all information
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regarding  (i) the Company's proprietary communications delivery system, including without limitation all technical and operational information and data concerning the Company's JFAX server communicator, all hardware and software included therein, appurtenant thereto or utilized in connection therewith, (ii) the Company's billing system, including without limitation all software utilized in connection therewith, and the operation thereof, (iii) all marketing data and information , (iv) all customer data and information, and (v) the Company's policies (all such information hereinafter the "Confidential Information"), is proprietary to the Company and is at all times to be treated with strict confidentiality. Each Consultant and the LLC acknowledges and agrees that all Confidential Information is valuable and intended to be maintained in strict confidentiality, and each agrees that each will always regard and preserve the Confidential Information as strictly confidential, and each will not give, disclose, provide access to or otherwise make available to any person not employed by the Company or its advisors or representatives any of such Confidential Information. The restrictions herein on use and disclosure of Confidential Information shall not apply to information that (a) was publicly known at the time of the Company's communication thereof to the LLC or either Consultant, (b) becomes publicly known through no action or failure to act of the LLC or either Consultant subsequent to the time of the Company's communication thereof to the LLC or either Consultant, (c) is rightfully obtained by the LLC or either Consultant from third parties authorized to make such disclosure without restriction, or (d) is identified by the Company as no longer proprietary or confidential.

                                                                 Mr. Jens Muller
                                                                   Boardrush LLC
                                                                  March 17, 1997
                                                                          Page 4

     6.   Indemnification.  The Company hereby agrees to indemnify and hold the
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LLC and each of the Consultants harmless from and against any and all losses, payments, claims, damages, liabilities, obligations, fines, penalties, judgments, awards, costs, expenses, interest and disbursements and any amounts (whether in cash or kind), in settlement of any and all actions, suits, proceedings, and investigations in respect thereof suffered or paid as a result of or arising out of the performance by the LLC or either Consultant of the LLC's or either Consultant's duties hereunder; provided, however, that this provision shall not apply to any party thereof suffered or paid as a result of or arising out of the willful misconduct or gross negligence of the LLC or either Consultant. In the event of a dispute with respect to a breach or alleged breach of this letter agreement, the prevailing party as determined in a final, non-appealable judgment with respect to such dispute shall be entitled to reimbursement by the other party for all of its reasonable and duly documented costs and expenses incurred in connection with such dispute, including legal fees.

     7.   Non-Competition.  (i) Each of the Consultants and the LLC agrees that
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for a period of three (3) years from the date hereof, he or it, as applicable, shall not directly or indirectly, engage in or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business in a Restricted Territory.

     (i)  Non-Solicitation.  Each of the Consultants and the LLC agrees that he
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or it, as applicable, shall not, directly or indirectly, during such three-year period, solicit any of the existing customers of the Company for purposes of obtaining its custom or trade with respect to a Restricted Business, or (b) any of the existing employees of Seller for purposes of obtaining their employment services in a Restricted Business.

     (ii)  Separate Covenants.  The parties intend that the covenants contained
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in the preceding paragraphs of this Article 7 shall be construed as a series of separate covenants, one for each county, city and state of the Restricted Territory. Except for the geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in the preceding paragraphs. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants (or any part thereof) deemed included in said paragraphs, then such unenforceable covenants (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.

     (iii) Reformation.  In the event that the provisions of this Article 7
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should ever be deemed to exceed the duration or geographic limitations or scope permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations or scope, as the case may be, permitted by applicable laws.

                                                                 Mr. Jens Muller
                                                                   Boardrush LLC
                                                                  March 17, 1997
                                                                          Page 5

     (iv) Specific Performance.  Each of the Consultants and the LLC
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acknowledges that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Article 7 and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the Company shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain each of or all of the Consultants and the LLC from violating any of such provisions of this Agreement. In connection with any action or proceeding for injunctive relief, each of the Consultants and the LLC hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each such provision of this Article 7 specifically enforced against him or it, as applicable, without the necessity of posting bond or other security, and consents to the entry of injunctive relief against him or it enjoining or restraining any breach or threatened breach of such provisions of this Article
7.

     (v)  Definitions.  For purposes of this Article 7:
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          "Restricted Business" shall mean the development or offering of any products or services in direct competition with the products and services currently offered or currently under development by the Company, including products and services of or related to the transmission of or conversion of fax to e-mail, voice-mail to e-mail or e-mail to fax; pager notification of fax, e-mail or voice-mail messages or access to fax, voice-mail and e-mail through the world wide web and through the public switched telephone network (PSTN). With respect to the restrictions set forth in clause (i) of this Article 7, such restrictions shall not apply to an investment in a partnership, joint venture, corporation or other business entity (x) which derived during the prior fiscal year or according to such entity's most recent internal projections expects to derive in the future less than 5% of its revenues from a Restricted Business, or
(y) for which either of the Consultants or the LLC acquires less than 5% of the issued and outstanding capital stock of such partnership, joint venture, corporation or other business entity, provided in either case each of the
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Consultant's and/or LLC's involvement therewith shall not be in violation of any of the other restrictions set forth in this Article.

          "Restricted Territory" shall mean every county of every state of the United States and every comparable subdivision of every foreign country in which the Company does business now or at the relevant time in the future during such three-year period.

     8.   Miscellaneous.  This letter agreement may not be assigned by either
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party hereto without the prior written consent of the other party.  The provisions of this letter agreement regarding

                                                                 Mr. Jens Muller
                                                                   Boardrush LLC
                                                                  March 17, 1997
                                                                          Page 6

confidentiality and non-competition will survive the termination of the LLC's engagement by the Company. If any provision of this letter agreement is held to be void or unenforceable, it will not affect the validity of any other provision hereof.

                                                                 Mr. Jens Muller
                                                                   Boardrush LLC
                                                                  March 17, 1997
                                                                          Page 7

     9.   Set Off.  The LLC and the Company agree that each shall have the right
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to set off any amounts due the other under this Agreement and Note.

     10.  Governing Law.   This letter agreement will be governed by and
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construed in accordance with the laws of the State of New York.

     The LLC and the Company agree that this Agreement and the terms of the LLC's engagement hereunder shall be and remain confidential and shall not be disclosed, except as may be required by applicable law, to any third party, other than the current financial advisors of and attorneys for the LLC and the Company, without the express prior written consent of the other party.

     Please acknowledge that LLC's acceptance of this offer and the LLC's and each of the Consultant's agreement to the terms set forth herein by signing and returning a copy of this letter to me.

                              Very truly yours,

                              JFAX Communications, Inc.

                              By: /s/ Jens Muller
                                  -------------------------
                                  Name:  Jens Muller
                                  Title: President

Agreed to this 17th day of March, 1977

Boardrush LLC

By: /s/ Jens Muller
    ----------------
Name:  Jens Muller
Title: Manager

Acknowledged and agreed:

/s/ Jens Muller
---------------
Jens Muller

/s/ Jack Rieley
---------------
Jack Rieley